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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of PennCorp Financial Group, Inc. on Form S-3 of our report dated May 16, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph in relation to the company's ability to continue as a going concern), on the consolidated balance sheets of Integon Life Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years ended December 31, 1994 and 1993, and for the period February 13, 1992 to December 31, 1992, and of the Life Operations of Integon for the period January 1, 1992 to February 12, 1992, appearing in the Prospectus, which is part of the Registration Statement No. 333-00092, as amended, which is incorporated by reference in this Registration Statement.

DELOITTE & TOUCHE LLP

Winston-Salem, North Carolina
October 1, 1996